Exhibit 99.2

CENTERPLATE ISSUES CLARIFICATION REGARDING
RESIGNATION OF CHIEF EXECUTIVE OFFICER

Spartanburg, S.C. – April 25, 2005 – Centerplate, Inc. (Amex:CVP; TSX:CVP.un) said today that it had received several inquiries over the weekend asking whether the resignation last Friday of Lawrence E. Honig as Chairman and Chief Executive Officer of Centerplate was related to the company’s first quarter results. For clarification, the company stated today that the Board asked for Mr. Honig’s resignation due to conduct unrelated to the company’s operating performance or financial condition.

As stated in its earlier release, the Board named David M. Williams Acting Chairman and Janet L. Steinmayer as Acting Chief Executive Officer. Mr. Williams has been a director since December 2003, when the company completed its IPO. Ms. Steinmayer was elected President of the company in February of this year and has been an executive officer of the company or its predecessors since 1993.

Ms. Steinmayer and Kenneth R. Frick, Chief Financial Officer, will host the previously scheduled conference call for financial analysts on Monday, May 2 at 5:30 p.m. eastern time to review first quarter results. Investors and other interested parties may participate in the call by dialing 877-692-2590 approximately 10 minutes before the call is scheduled to begin. International callers should dial 973-935-8508. An audio webcast of the conference call can also be accessed via www.centerplate.com.

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For more information contact:
Gael Doar
Director of Communications
203-975-5941
gael.doar@centerplate.com

Centerplate is a leading provider of catering, concessions, merchandise and facilities management services for sports facilities, convention centers and other entertainment venues. Visit the company online at www.centerplate.com.